Exhibit 4.2.91

                                 AMENDMENT NO. 5
                                 ---------------
                                       TO
                                       --
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Amendment No. 5 (this "Amendment"), dated as of July 27, 2006, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement"), as amended, is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and a majority of Purchasers who are signatories to the Purchase Agreement, as Amended. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

     WHEREAS, the Company has held Four Closings of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants; and

     WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

     WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendments.
          -----------

               Schedule A of the Purchase Agreement is hereby amended and restated as follows:

                                   SCHEDULE A

     Series D-1 issuance on June 4, 2004
     Purchaser                                         Purchase Price        Shares           Warrants
     ----------------------------------------------- ------------------  ---------------  ---------------
     John Warnock                                           249,600.00              208          402,580
     The Hambrecht 1980 Revocable Trust                     175,200.00              146          282,580
     HAMCO Capital Corporation                               50,400.00               42           81,290
     William E Mayer Holdings, Inc.                          25,200.00               21           40,645
                                                     ------------------  ---------------  ---------------
                                                            500,400.00              417          807,095
                                                     ==================  ===============  ===============


     Series D-2 issuance on September 30, 2004
     Purchaser                                         Purchase Price        Shares           Warrants
     -----------------------------------------------  -----------------  ---------------  ---------------
     John Warnock                                           249,600.00              208          340,363
                                                      -----------------  ---------------  ---------------
                                                            249,600.00              208          340,363
                                                      =================  ===============  ===============

     Series D-2 issuance on February 2, 2005
     Purchaser                                         Purchase Price        Shares           Warrants
     -----------------------------------------------  -----------------  ---------------  ---------------
     The Hambrecht 1980 Revocable Trust                     225,600.00              188          307,636
     HAMCO Capital Corporation                               25,200.00               21           34,363
                                                      -----------------  ---------------  ---------------
                                                            250,800.00              209          341,999
                                                      =================  ===============  ===============

     Series D-3 issuance on December 21, 2005
     Purchaser                                         Purchase Price        Shares           Warrants
     -----------------------------------------------  -----------------  ---------------  ---------------
     Nancy and Timothy Armstrong                            250,800.00              209          404,516
                                                      -----------------  ---------------  ---------------
                                                            250,800.00              209          404,516
                                                      =================  ===============  ===============

     Series D-3 issuance on July 27, 2006
     Purchaser                                         Purchase Price        Shares           Warrants
     -----------------------------------------------  -----------------  ---------------  ---------------
     The Hambrecht 1980 Revocable Trust                     150,000.00              125          181,940
     John E. and Marva M. Warnock                            99,600.00               83          120,808
                                                      -----------------  ---------------  ---------------
                                                            249,600.00              208          302,748
                                                      =================  ===============  ===============

     Series D-4 issuance on July 27, 2006
     Purchaser                                         Purchase Price        Shares           Warrants
     -----------------------------------------------  -----------------  ---------------  ---------------
     John E. and Marva M. Warnock                            50,400.00               42           61,131
                                                      -----------------  ---------------  ---------------
                                                             50,400.00               42           61,131
                                                      =================  ===============  ===============

     2.   General.
          --------

     (a) This Amendment shall be governed in all respects by the laws of the State of California.

     (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.


                                 SALON MEDIA GROUP, INC.


                                 By: /s/ Elizabeth Hambrecht
                                     -----------------------
                                         Elizabeth Hambrecht
                                         President & Chief Executive Officer



[Counterpart Signature Page to Amendment No. 5 to Securities Purchase Agreement]

                                   PURCHASER


                                   By: /s/ John E. Warnock
                                       -------------------
                                           John E.Warnock


                                   By: /s/ Marva M. Warnock
                                       --------------------
                                           Marva M. Warnock

                                   Name: John E. Warnock & Marva M. Warnock

                                   Title:__________________________________

                                   Address:________________________________

                                   ________________________________________



[Counterpart Signature Page to Amendment No. 5 to Securities Purchase Agreement]

                                 PURCHASER
                                 The Hambrecht 1980 Revocable Trust


                                 By: /s/ William R. Hambrecht
                                     ------------------------
                                 Name:  William R. Hambrecht

                                 Title: Trustee
                                 Address: 539 Bryant St. Suite 100

                                 San Francisco, CA 94107
                                 -----------------------



[Counterpart Signature Page to Amendment No. 5 to Securities Purchase Agreement]

                                 PURCHASER
                                 HAMCO Capital Corporation


                                 By: William R. Hambrecht
                                     --------------------
                                 Name:  William R. Hambrecht

                                 Title:
                                 Address: 539 Bryant St. Suite 100

                                 San Francisco, CA 94107
                                 -----------------------




[Counterpart Signature Page to Amendment No. 5 to Securities Purchase Agreement]